UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2010
WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-32550	88-0365922

(State or other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)

2700 West Sahara Avenue, Las Vegas, Nevada	89102

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (702) 248-4200

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On August 19, 2010, Western Alliance Bancorporation, a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., related to the public offering of 7,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). Under the terms of the Underwriting Agreement, the Company granted the underwriter an option, exercisable for 30 days, to purchase up to an additional 1,050,000 shares of Common Stock to cover over-allotments, if any. A copy of the Underwriting Agreement has been filed as Exhibit 1.1 hereto.
     A copy of the opinion and consent of Jones Vargas as to the validity of the shares of Common Stock offered pursuant to the Prospectus Supplement dated August 19, 2010 is incorporated by reference into the Registration Statement on Form S-3 (File No. 333-158971) and filed as Exhibit 5.1 hereto.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 19, 2010.

5.1	Opinion of Jones Vargas.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN ALLIANCE BANCORPORATION (Registrant)
Date: August 24, 2010	By:	/s/ Dale Gibbons
Dale Gibbons
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated August 19, 2010.

5.1	Opinion of Jones Vargas.